EXHIBIT77H

Columbia Funds Series Trust I - Annual N-SAR report for the period ending 12/31/12

Columbia Real Estate Equity Fund
(the "Fund")

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N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.


Columbia Real Estate Equity Fund


As of December 31, 2012
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Name of Person                               Ownership % of Series
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Merrill Lynch Pierce Fenner & Smith          29.48%
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As of July 1, 2012
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Name of Person                               Ownership % of Series
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Changes in Control Persons
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                                                   Date/Description of
                                                   Transaction(s) Became a, or
Name of Person        Ownership % of Series        Ceased to be, Control Person
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